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                                                                    EXHIBIT 11.1

                                  SUGEN, INC.
                 STATEMENT RE COMPUTATION OF NET LOSS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                                                                                 SIX MONTHS ENDED
                                                                YEARS ENDED DECEMBER 31,             JUNE 30,
                                                            ---------------------------------  --------------------
ITEM                                                          1993        1994        1995       1995       1996
----------------------------------------------------------  ---------  ----------  ----------  ---------  ---------
Net loss..................................................  $  (6,667) $  (13,664) $  (11,969) $  (4,372) $  (8,457)
                                                            ---------  ----------  ----------  ---------  ---------
                                                            ---------  ----------  ----------  ---------  ---------
Shares used in Computation of Net Loss Per Share
  Weighted average shares of common stock outstanding.....      1,379       3,129       9,085      8,651     10,486
  Shares related to Staff Accounting Bulletins
   Nos. 55, 64 and 83:
    Stock options.........................................        254         127
    Warrants..............................................          6           3
    Preferred stock issued................................         73          37
                                                            ---------  ----------  ----------  ---------  ---------
Shares used in net loss per share computation.............      1,712       3,296       9,085      8,651     10,486
                                                            ---------  ----------  ----------  ---------  ---------
                                                            ---------  ----------  ----------  ---------  ---------
Net loss per common share.................................  $   (3.89) $    (4.15) $    (1.32) $   (0.51) $   (0.81)
                                                            ---------  ----------  ----------  ---------  ---------
                                                            ---------  ----------  ----------  ---------  ---------
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